TEXTRON INC. - SIGNIFICANT SUBSIDIARIES
                      (as of December 30, 1995)


     Set forth below are the names of certain subsidiaries of
Textron Inc.   Other subsidiaries which, considered in the aggregate, do
not constitute a significant subsidiary are omitted from such list.

Name of Subsidiary                             Place of Incorporation

Avco Corporation                                Delaware
ARS Two Inc.                                    Delaware
Avco Community Developers, Inc.                 California
Textron Pacific Limited                         Australia
Avco Financial Services, Inc. (1)               Delaware
Bell Helicopter Services Inc.                   Delaware
Bell Helicopter Asia (Pte) Limited              Singapore
Bell Helicopter Textron Inc.                    Delaware
Cadillac Gage Textron Inc.                      Michigan
Cessna Aircraft Company, The                    Kansas
Cone Drive Operations Inc.                      Delaware
Elco Textron Inc.                               Delaware
Fuel Systems Textron Inc.                       Delaware
Greenlee Textron Inc.                           Delaware
HR Textron Inc.                                 Delaware
McCord Corporation                              Michigan
Textron Automotive Interiors Inc.               Delaware
Davidson Overseas Investment Inc.               Delaware
Davidson Marley B.V. (2)                        Netherlands
Textron Automotive Functional Components Inc.
     - McCord Winn Division                     Massachusetts
Micromatic Operations Inc.                      Delaware
Micro-Precision Operations Inc.                 Delaware
The Paul Revere Corporation (3)                 Massachusetts
 The Paul Revere Life Insurance Company         Massachusetts
 The Paul Revere Protective Life Insurance Company   Delaware
 The Paul Revere Variable Annuity InsuranceCompany  Massachusetts
 The Paul Revere Equity Sales Company               Massachusetts
 The Paul Revere Investment ManagementCompany       Massachusetts
_______________
(1)  See page 3 hereof for details of subsidiaries of Avco
Financial
     Services, Inc.
(2)  50% owned by Davidson Overseas Investment Inc.
(3)  The Paul Revere Corporation is 83% owned by Textron Inc. and
17%
     publicly owned.

Name of Subsidiary                               Place of Incorporation

Textron Atlantic Inc.                                Delaware
  Avdel plc                                          England
  Bell Helicopter Supply Center B.V.                 Netherlands
  Marly ORAG S.A.                                    France
  ORAG Italia S.R.L.                                 Italy
  ORAG Scandinavia A/S                               Denmark
  ORAG Textron A.G.                                  Switzerland
  Textron Atlantic Belgium S.A.                      Belgium
  Textron Atlantic GmbH                              Germany
      ORAG Deutschland GmbH                          Germany
          Freidr. Boesner GmbH (4)                   Germany
  Textron Limited                                    United Kingdom
Textron Automotive Exteriors Inc.                    Delaware
Textron Financial Corporation                        Delaware
Cessna Finance Corporation                           Kansas
Textron FSC Inc.                                     Barbados
Textron Properties Inc.                              Delaware
  Textron Canada Limited (5)                         Canada
Textron Realty Corporation                           Delaware
Textron Realty Operations (Wheatfield) Inc.          Delaware
Textron S.A. de C.V.                                 Mexico
Textron Automotive Company de Mexico, S.A. de C.V.   Mexico
Turbine Engine Components Textron Inc.               Delaware
  Turbine Engine Components Textron (Danville
  and Thomasville Operations) Inc.                   Delaware
Turbine Engine Components Textron (Cleveland Operations)
Inc.                                                 Delaware
Turbine Engine Components Textron (Danvers Operations)
Inc.                                                 Massachusetts
Turbine Engine Components Textron (Newington Operations)
Inc.                                                 Connecticut
Turbine Engine Components Textron (Santa Fe Springs
Operations) Inc.                                     California
Wolverine Metal Specialties, Inc.                    Michigan















______________
(4) 99% of the capital stock of Freidr. Boesner GmbH is owned by ORAG
    Deutschland GmbH, and the remaining 1% is owned by Textron Atlantic Holdings Inc.
(5) 64.5% of the capital stock of Textron Canada Limited is held by
    Textron Properties Inc. and the remaining 35.5% by Textron
Inc.

Name of Subsidiary                                Place of Incorporation

AFS Corporation  (1)                                     Delaware
Avco DC Corporation (1)                                  Delaware
Avco Enterprises, Inc. (3)                               California
Avco Financial Services Canada Limited (2)               Ontario
Avco Financial Services International, Inc. (3)          Nebraska
Avco Financial Services Ltd. (1)                       Australian Capital
                                                       Territory
Avco Financial Services Limited (3)                      New Zealand
Avco Group Limited (1)                                   United Kingdom
Avco National Bank (4)                                 California
Balboa Insurance Company (1)                           California
Balboa Life Insurance Company (3)                      California
Family Insurance Corporation (3)                       Wisconsin
Meritplan Insurance Company (5)                        California
Newport Insurance Company (5)                            Arizona





















_________________

(1) Owned by Avco Financial Services International, Inc.
(2) Owned by AFS Corporation and Avco DC Corporation
(3) Owned by Avco Financial Services, Inc.
(4) Owned by Avco Enterprises, Inc.
(5) Owned by Balboa Insurance Company